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                                                                   EXHIBIT 10.1




                              EMPLOYMENT CONTRACT


         EMPLOYMENT CONTRACT, dated as of October 1, 1995, between EATERIES, INC., an Oklahoma corporation (the "COMPANY"), and VINCENT F. ORZA, JR., an Oklahoma resident ("ORZA").

         ORZA currently serves as the President, and CEO of the Company under a year to year Employment Contract dated January 1, 1993 and extended to December 31, 1995;

         The Company desires to enter into a three (3) year Employment Contract with ORZA to be effective on January 1, 1996 in substitution of his existing year to year Employment Agreement and ORZA desires to accept such Employment Contract in accordance with the terms and conditions hereinafter set forth.

         NOW THEREFORE, ORZA and the Company, in consideration of the mutual covenants and promises herein contained do hereby agree as follow:

          1. Term. The Company shall employ ORZA, and ORZA shall serve as the President and CEO of the Company, on the terms and conditions of this Employment Contract for a three (3) year term commencing January 1, 1996, and ending December 31, 1998, unless extended or terminated earlier as hereinafter provided. The initial three (3) year Term of this Employment Contract shall be automatically extended for one (1) additional calendar year on the 31st day of each December during Term hereof unless ORZA is given written notice by the Compensation Committee of the Board of Directors of the Company sixty (60) days prior to the 31st day of December that the Term is not to be thus automatically extended for one (1) additional year. If thus extended each year, then on January 1st of each year, this Employment Contract shall have three (3) years remaining to the Term hereof.

          2. Duties and Services. During the Term hereof ORZA shall be employed in the business of the Company as President and CEO and shall perform such services diligently, faithfully and consistent with the responsibilities of such positions. In performance of his duties ORZA shall report to the Board of Directors of the Company. ORZA shall be available to travel as the needs of the business require.

          3.     Compensation.

                 (a) Salary. As a compensation for his services hereunder, the Company shall pay ORZA, during the Term, a salary payable in equal bi-weekly installments at the
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         annual rate of $200,000.00, subject to annual re-evaluation by the
         Compensation Committee of the Board of Directors of the Company. The annual re-evaluation shall be based in part upon the attainment of corporate objectives mutually agreed upon by ORZA and the Board of Directors of the Company. Nothing contained herein shall preclude ORZA from participating in future executive bonus plans, pension or profit sharing, deferred compensation, stock option, or other employee benefit plans of the Company, if he meets the eligibility requirements therefor.

                 (b) Options. As additional compensation ORZA has been granted nonqualified options of Eateries, Inc. ORZA shall be entitled to additional grants of nonqualified stock options of Eateries, Inc. upon approval of the Compensation Committee of the Board of Directors of the Company.

          4. Expenses and Vacation. ORZA shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular policies and procedures of the Company. ORZA shall be entitled to a car allowance payable in equal bi-weekly installments of $325.00 commencing January 1, 1996. ORZA shall be entitled to reasonable vacations in accordance with the then regular policies and procedures of the Company governing executives.

          5. Representations and Warranties of ORZA. ORZA represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Contract, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) he is under no physical or mental disability that would hinder his performance of duties under this Employment Contract.

          6. Confidential Information. All trade secrets, or other proprietary or confidential information which ORZA may now possess, may obtain during or after the Term hereof, or may create prior to the end of the period ORZA is employed by the Company under this Contract or otherwise relating to the business of the Company or its affiliates shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Term hereof in the business and for the benefit of the Company. ORZA shall return all tangible evidence of such trade secrets, or other proprietary or confidential information to the Company prior to or at the termination of his employment.


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"Trade secrets" shall include, but not be limited to recipes developed or utilized by the Company, as well as methods of operations developed and utilized by the Company.

         Additionally, during the Term hereof, ORZA shall not acquire, directly or indirectly, any interest in any restaurants with concepts similar to Company restaurants, unless specifically authorized by the Board or Directors of the Company in writing. Notwithstanding the foregoing, ORZA shall not be prevented from owning any securities of any competitor of the Company which are regularly traded on any national securities exchange or in the over-the-counter market; provided, that the same shall not result in ORZA and his immediate family owning, legally or beneficially, at any time, ten percent (10%) or more of the voting securities of any such company. In the event that the provisions of this section should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic, or occupational limitations permitted by applicable law.

          7. Termination. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Term hereof,

                 (a) either (i) ORZA shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) months, (ii) ORZA shall be convicted of a felony crime by a court of last resort, (iii) ORZA shall commit any act or omit to take any action in bad faith and to the substantial detriment of the Company, or (iv) ORZA shall breach any term of this Contract and such breach shall directly cause a material adverse impact upon the Company and he shall fail to cure and correct such breach within ten (10) days after notice to ORZA by the Company of the same, or such longer period as may be necessary with due diligence to cure such breach then, and in each case, the Company shall have the right to give notice of termination of ORZA's services hereunder as of a date (not earlier than ten (10) days from such notice in the case of items (ii), (iii) or (iv) and not earlier than six (6) months from such notice in the case of item (i) to be specified in such notice and this Agreement shall terminate on the date so specified; or

                 (b) ORZA shall die, then this Employment Contract shall terminate on the date of ORZA death,

         Whereupon ORZA or his estate, as the case may be, shall be entitled to receive only his salary at the rate provided in Section





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3 to the date on which termination shall take effect.  In the event of ORZA's death, his estate or designated beneficiary shall receive, in addition to the foregoing amount, an amount equal to two (2) year's salary payable by the Company upon receipt of the life insurance proceeds of ORZA's key man insurance policy, if any and if not sufficient then within ninety (90) days of ORZA's death.

          8. Merger, Et Cetera. In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect:

                 (a) To assign this Contract and all of its rights and obligations hereunder to the acquiring of surviving entity; provided that such entity shall be capable of assuming and performing and shall assume in writing and perform all of the obligations of the Company hereunder; provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring entity to perform its obligations under this Contract; and provided finally that the duties assigned ORZA are commensurate with those held prior to the merger and that a relocation of more than 50 miles from the city limits of the City of Oklahoma City, is not required to fulfill such duties; or

                 (b) In addition to its other rights of termination, to terminate this Contract upon at least thirty (30) days' written notice by paying ORZA one (1) year's salary and car allowance at the rate provided in Section 3 and 4 on the date which such termination shall take effect.

          9. Liquidation Damages. The parties hereto covenant and agree that, in the event the Company shall breach the terms of this Employment Contract or the Contract shall terminate under Section 8 (b), it shall pay to ORZA, as liquidated damages for such breach or termination, an amount equal to that which would have been received by him under Section 3(a) and 4 for then remaining Term of this Employment Contract, plus reasonable attorneys' fees, if any. Such amount shall be promptly paid upon a determination of breach or termination, but in no event later than thirty (30) days after such determination.

         10. Survival. The covenants, agreements, representation, and warranties contained in or made pursuant to this Employment Contract shall survive ORZA's termination of employment, irrespective of any investigation made by or on behalf of any party.





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         11.     Modification.  This Employment Contract sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, to the party to whom it is to be given at the then address of such party (or to such other address as the party shall have furnished in writing). Notice to the estate of ORZA shall be sufficient if addressed to ORZA as provided in this
Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         13. Waiver. Any waiver by either party of a breach of any provision of this Contract shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any provision in this Contract. The failure of a party to insist upon strict adherence to any term of this Contract on one or more occasions shall not be considered a waiver or deprive that party of the right hereafter to insist upon strict adherence to that term or any other term of this Contract. Any waiver must be in writing and signed by the parties.

         14. Binding Effect. ORZA's rights and obligations under this Contract shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of ORZA's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Contract shall be binding upon and inure to the benefit of ORZA and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns.

         15. No Third Party Beneficiaries. This Employment Contract does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Employment Contract (except as provided in Section 14).

         16. Headings. The headings in this Employment Contract are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Contract.

         17. Counterparts: Governing Law. This Employment Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed





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in accordance with the laws of the State of Oklahoma, without given effect to the conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Employment Contract as of the date first above written.

                                        "COMPANY"

                                        EATERIES, INC., an Oklahoma corporation


                                        By: /s/
                                            -----------------------------------
                                            Vice President


                                        "ORZA"


                                           /s/
                                        ---------------------------------------
                                        VINCENT F. ORZA, JR.


As approved by a vote of the Compensation Committee of the Board of Directors of Eateries, Inc. on September 7, 1995.





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